United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended February 28, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(365,260)
Unrealized Gain (Loss) on Market Value of Futures	921,730
Dividend Income	391
Interest Income	646
ETF Transaction Fees	700
Total Income (Loss)	$558,207

Expenses
General Partner Management Fees	$26,131
Brokerage Commissions	986
NYMEX License Fee	522
Non-interested Directors' Fees and Expenses	379
Prepaid Insurance Expense	148
Other Expenses	9,576
Total Expenses	37,742
Expense Waiver	(4,364)
Net Expenses	$33,378
Net Income (Loss)	$524,829

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 2/1/13	$46,628,788
Withdrawals (100,000 Units)	(1,709,146)
Net Income (Loss)	524,829

Net Asset Value End of Month	$45,444,471
Net Asset Value Per Unit (2,600,000 Units)	$17.48

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612